Exhibit 10.24

FORM OF SUBSCRIPTION AGENT AGREEMENT

THIS SUBSCRIPTION AGENT AGREEMENT (“Agreement”) between Pro-Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), is dated as of [            ], 2008.

1. Appointment.

(a) The Company is making an offer (the “Rights Offering”) to its stockholders of record at the close of business on November [    ], 2008 (the “Record Date”), of non-transferable subscription rights (the “Rights”) to purchase up to an aggregate of [            ] shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and transferable [            ] Series C common stock purchase warrants to purchase an additional [            ] shares of Common Stock (the “Warrants”) at a purchase price of $[            ] per Right (the “Subscription Price”). The term “Subscribed” shall mean submitted for purchase from the Company by a stockholder in accordance with the terms of the Rights Offering, and the term “Subscription” shall mean any such submission. The Warrants will be governed by a Warrant Agreement between the Company and Continental, as Warrant Agent.

(b) The Rights Offering will expire on December [    ], 2008 at 5:00 p.m. New York City Time (the “Expiration Time”), unless the Company shall have extended the period of time for which the Rights Offering is open, in its sole discretion for up to 45 days, in which event the term “Expiration Time” shall mean the latest time and date at which the Rights Offering, as so extended by the Company from time to time, shall expire.

(c) The Company filed a Registration Statement on Form S-1 (File No. 333-            ) relating to the Rights Offering with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, on November [    ], 2008 (the “Registration Statement”). The terms of the Rights Offer are more fully described in the Prospectus (the “Prospectus”) forming part of the Registration Statement as such Registration Statement may be declared effective by the SEC. A copy of the Prospectus is attached hereto as Exhibit 1. All terms used and not defined herein shall have the same meaning as in the Prospectus. Promptly after the Record Date, the Company will provide Continental with a list of holders of Common Stock as of the Record Date (the “Record Stockholders List”)

(d) The Company hereby appoints Continental to act as subscription agent (the “Subscription Agent”) for the Rights Offering in accordance with and subject to the following terms and conditions.

2. Subscription of Rights.

(a) The Rights are evidenced by subscription rights certificates (the “Certificates”), a copy of the form of which is attached hereto as Exhibit 2. The Certificates entitle the holders to subscribe, upon payment of the Subscription Price, for (i) shares of Common Stock at the rate of one share per Right evidenced by a Certificate and (ii) Warrants at a rate of one Warrant per Right evidenced by a Certificate (the “Basic Subscription Right”). No fractional shares will be issued.

(b) The Rights Offering includes an over-subscription right entitling the subscribing stockholders who exercise their Basic Subscription Right in full to subscribe and pay the Subscription Price for additional Rights representing up to an additional amount equal to up to 400% of the shares and warrants for which such holder was otherwise entitled to subscribe (the “Over-Subscription Right”). Reference is made to the Prospectus for a complete description of the Basic Subscription Right and the Over-Subscription Right and the allocation thereof.

3. Duties of Subscription Agent. As Subscription Agent, Continental is authorized and directed to:

(a) Issue the Certificates in accordance with this Agreement in the names of the holders of the Common Stock of record or other nominees on the Record Date, keep such records as are necessary for the purpose of recording such issuance, and furnish a copy of such records to the Company. The Certificates may be signed on behalf of the Subscription Agent by the manual or facsimile signature of a Vice President or Assistant Vice President of the Subscription Agent, or by the manual signature of any of its other authorized officers.

(b) Promptly after Continental receives the Record Stockholders List, Continental shall:

(i) mail or cause to be mailed, by first class mail, or deliver (which delivery may be done electronically through the facilities of the Depository Trust Company (“DTC”) or otherwise) to each holder of Common Stock of record on the Record Date whose address of record is within the United States and Canada, (i) a Certificate evidencing the Rights to which such stockholder is entitled under the Rights Offering, (ii) a copy of the Prospectus and (iii) a return envelope addressed to the Subscription Agent; and

(ii) mail or cause to be mailed, by air mail, to each holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address, a copy of the Prospectus. Continental shall refrain from mailing Certificates issuable to any holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address, and hold such Certificates for the account of such stockholder subject to such stockholder making satisfactory arrangements with the Subscription Agent for the exercise of the Rights evidenced thereby, and follow the instructions of such stockholder for the exercise of such Rights if such instructions are received at or before 11:00 a.m., New York City Time, on                         .

(c) Mail or deliver (which delivery may be done electronically through the facilities of DTC or otherwise) a copy of the Prospectus with certificates for shares of Common Stock and Warrants when such are issued to persons other than the registered holder of the Certificate.

(d) Accept Subscriptions upon the due exercise (including payment of the Subscription Price) on or prior to the Expiration Time of Rights in accordance with the terms of the Certificates and the Prospectus.

(e) Subject to the next sentence, accept Subscriptions from stockholders whose Certificates are alleged to have been lost, stolen or destroyed upon receipt by Continental of an affidavit of theft, loss or destruction and a bond of indemnity in form and substance reasonably satisfactory to Continental, accompanied by payment of the Subscription Price for the total number of Rights Subscribed for. Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, stop orders shall be placed on said Certificates and Continental shall withhold delivery of the Rights Subscribed for until after the Certificates have expired and it has been determined that the Rights evidenced by the Certificates have not otherwise been purported to have been exercised or otherwise surrendered.

(f) Accept Subscriptions, without further authorization or direction from the Company, without procuring supporting legal papers or other proof of authority to sign (including without limitation proof of appointment of a fiduciary or other person acting in a representative capacity), and without signatures of co-fiduciaries, co-representatives or any other person:

(i) if the Certificate is registered in the name of a fiduciary and is executed by, and the Rights are to be issued in the name of, such fiduciary;

(ii) if the Certificate is registered in the name of joint tenants and is executed by one of the joint tenants, provided the certificate representing the Rights is issued in the names of, and is to be delivered to, such joint tenants;

(iii) if the Certificate is registered in the name of a corporation and is executed by a person in a manner which appears or purports to be done in the capacity of an officer, or agent thereof, provided the Rights are to be issued in the name of such corporation; or

(iv) if the Certificate is registered in the name of an individual and is executed by a person purporting to act as such individual’s executor, administrator or personal representative, provided, the Rights are to be registered in the name of the subscriber as executor or administrator of the estate of the deceased registered holder and there is no evidence indicating the subscriber is not the duly authorized representative that he purports to be.

(g) Accept Subscriptions not accompanied by Certificates if submitted by a firm having membership in the New York Stock Exchange or another national securities exchange or by a commercial bank or trust company having an office in the United States and accompanied by proper payment for the total number of Rights Subscribed for.

(h) Refer to the Company, for specific instructions as to acceptance or rejection, Subscriptions received after the Expiration Time, Subscriptions not authorized to be accepted, and Subscriptions otherwise failing to comply with the requirements of the Prospectus and the terms and conditions of the Certificates.

4. Acceptance of Subscriptions. Upon acceptance of a Subscription, Continental shall from time to time during the offering:

(a) Hold all monies received in a dedicated, non-interest bearing account for the benefit of the Company. Promptly following the Expiration Time, Continental shall distribute to the Company the funds from exercise of the Basic Subscription Rights and Over-Subscription Rights in such account and following the Expiration Date issue (in physical form or electronically through the facilities of DTC, in each case in a manner approved by the Company) certificates for shares of Common Stock and

Warrants issuable with respect to Subscriptions that have been accepted. Continental will not be obligated to calculate or pay interest to any holder or any other party claiming through a holder or otherwise. It is hereby agreed immediately following the effective date of the Subscription, immediately available funds, represented by certified check, money order, or wire transfer but not personal check, will be deposited with Continental.

(b) Advise the Company daily by facsimile transmission and confirm by letter to the attention of [Anthony Squeglia] (the “Company Representative”) as to the total number of shares of Common Stock and Warrants Subscribed for, the total number of Rights partially Subscribed for and the amount of funds received, with cumulative totals for each; and in addition advise the Company Representative, by telephone at (617) 559-0033, confirmed by facsimile transmission, of the amount of funds received identified in accordance with (a) above, deposited, available or transferred in accordance with (a) above, with cumulative totals; and

(c) As promptly as possible but in any event on or before 3:30 p.m., New York City Time, on the first full business day following the Expiration Time, advise the Company Representative in accordance with (b) above of the number of shares Subscribed for and the number of shares of Common Stock and Warrants unsubscribed for.

5. Completion of Rights Offering. Upon completion of the Rights Offering:

(a) Continental shall issue (in physical form or electronically through the facilities of DTC, in each case in a manner approved by the Company) certificates for the Common Stock and Warrants for which Subscriptions have been received.

(b) The Certificates may be physical certificates but may, as instructed by the Company be issued electronically through the facilities of DTC. The Company shall appoint and have in office at all times a Transfer Agent and Registrar for the Certificates, which may be Continental and which shall keep books and records of the registration and transfers and exchanges of Certificates (such books and records are hereinafter called the “Certificate Register”). The Company shall promptly notify the Transfer Agent and Registrar of the exercise of any Certificates. The Company shall promptly notify Continental of any change in the Transfer Agent and Registrar of the Certificates.

(c) All Certificates issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Certificates surrendered for such registration of transfer or exchange.

(d) For so long as this Agreement shall be in effect, the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of Common Stock to permit the exercise in full of all Rights and Warrants issued pursuant to the Rights Offering. Subject to the terms and conditions of this Agreement, Continental will request the Transfer Agent for the Common Stock and Warrants to issue (in physical form or electronically through the facilities of DTC, in each case in a manner approved by the Company) certificates evidencing the appropriate number of shares of Common Stock and Warrants as required from time to time in order to effectuate the Subscriptions.

(e) The Company shall take any and all action, including without limitation obtaining the authorization, consent, lack of objection, registration or approval of any governmental authority, or the taking of any other action under the laws of the United States of

America or any political subdivision thereof, to insure that all shares of Common Stock and Warrants issuable upon the exercise of the Certificates at the time of delivery of the certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and non-assessable shares of Common Stock and Warrants, free from all preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Company with respect thereto.

(f) The Company shall from time to time take all action necessary or appropriate to obtain and keep effective all registrations, permits, consents and approvals of the SEC and any other governmental agency or authority and make such filings under Federal and state laws which may be necessary or appropriate in connection with the issuance and delivery of Certificates or the issuance, sale, transfer and delivery of Common Stock and Warrants issued upon exercise of Certificates.

6. Procedure for Discrepancies. Continental shall follow its regular procedures to attempt to reconcile any discrepancies between the number of shares of Common Stock and Warrants that any Certificate may indicate are to be issued to a stockholder and the number that the Record Stockholders List indicates may be issued to such stockholder. In any instance where Continental cannot reconcile such discrepancies by following such procedures, Continental will consult with the Company for instructions as to the number of shares of Common Stock and Warrants, if any, it is authorized to issue. In the absence of such instructions, Continental is authorized not to issue any shares of Common Stock and Warrants to such stockholder.

7. Procedure for Deficient Items. Continental shall examine the Certificates received by it as Subscription Agent to ascertain whether they appear to have been properly completed and executed. In the event Continental determines that any Certificate does not appear to have been properly completed or executed, or where the Certificates do not appear to be in proper form for Subscription, or any other irregularity in connection with the Subscription appears to exist, Continental shall follow, where possible, its regular procedures to attempt to cause such irregularity to be corrected. Continental is not authorized to waive any irregularity in connection with the Subscription, unless Continental shall have received from the Company the Certificate which was delivered, duly dated and signed by an authorized officer of the Company, indicating that any irregularity in such Certificate has been cured or waived and that such Certificate has been accepted by the Company. If any such irregularity is neither corrected nor waived, Continental will return to the subscribing stockholder (at its option by either first class mail under a blanket surety bond or insurance protecting Continental and the Company from losses or liabilities arising out of the non-receipt or nondelivery of Certificates or by registered mail insured separately for the value of such Certificates) to such stockholder’s address as set forth in the Subscription any Certificates surrendered in connection therewith and any other documents received with such Certificates, and a letter of notice to be furnished by the Company explaining the reasons for the return of the Certificates and other documents.

8. Date/Time Stamp. Each document received by Continental relating to its duties hereunder shall be dated and time stamped when received.

9. Transfer Procedures. If certificates representing shares of Common Stock or Warrants are to be delivered by Continental to a person other than the person in whose name a surrendered Certificate is registered, Continental shall issue no certificate for Common Stock or Warrants until the Certificate so surrendered has been properly endorsed (or otherwise put in proper form for transfer).

10. Tax Reporting. Should any issue arise regarding federal income tax reporting or withholding, Continental shall take such action as the Company reasonably instructs in writing.

11. Termination. The Company may terminate this Agreement at any time by so notifying Continental in writing. Continental may terminate this Agreement upon 60 days’ prior written notice to the Company. Upon any such termination, Continental shall be relieved and discharged of any further responsibilities with respect to its duties hereunder. Upon payment of all Continental’s outstanding fees and expenses, Continental shall forward to the Company or its designee promptly any Certificate or other document relating to Continental’s duties hereunder that Continental may receive after its appointment has so terminated. Sections 12, 13, 14 and 19 of this Agreement shall survive any termination of this Agreement.

12. Authorizations and Protections. As agent for the Company, Continental:

(a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by Continental and the Company;

(b) shall have no obligation to issue any shares of Common Stock or Warrants unless the Company shall have provided a sufficient number of certificates for such Common Stock or Warrants;

(c) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any Certificates surrendered to Continental hereunder or shares of Common Stock or Warrants issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Rights Offering;

(d) shall not be obligated to take any legal action hereunder; if, however, Continental determines to take any legal action hereunder, and where the taking of such action might, in Continental’s judgment, subject or expose it to any expense or liability, Continental shall not be required to act unless it shall have been furnished with an indemnity reasonably satisfactory to it;

(e) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to Continental and believed by it to be genuine and to have been signed by the proper party or parties;

(f) shall not be liable or responsible for any recital or statement contained in the Prospectus or any other documents relating thereto;

(g) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Rights Offering, including without limitation obligations under applicable securities laws;

(h) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions of officers of the Company with respect to any matter relating to Continental acting as Subscription Agent covered by this Agreement (or supplementing or qualifying any such actions);

(i) may consult with counsel satisfactory to Continental, including internal counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by Continental hereunder in good faith and in reliance upon the advice of such counsel; and

(j) are not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.

13. Indemnification. The Company agrees to indemnify Continental for, and hold it harmless from and against, any loss, liability, claim or expense (“Loss”) arising out of or in connection with Continental’s performance of its duties under this Agreement or this appointment, including the costs and expenses of defending itself against any Loss or enforcing this Agreement, except to the extent that such Loss shall have been determined by a court of competent jurisdiction to be a result of Continental’s negligence or intentional misconduct.

14. Limitation of Liability.

(a) In the absence of negligence or intentional misconduct on its part, Continental shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. Anything in this agreement to the contrary notwithstanding, in no event shall Continental be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Continental has been advised of the likelihood of such damages and regardless of the form of action. Any liability of Continental will be limited to the amount of fees paid by the Company hereunder.

(b) In the event any question or dispute arises with respect to the proper interpretation of this Agreement or Continental’s duties hereunder or the rights of the Company or of any holders surrendering certificates for shares of Common Stock or Warrants pursuant to the Rights Offering, Continental shall not be required to act and shall not be held liable or responsible for refusing to act until the question or dispute has been judicially settled (and Continental may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all stockholders and parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Continental and executed by the Company and each such stockholder and party. In addition, Continental may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the stockholders and all other parties that may have an interest in the settlement.

15. Representations, Warranties and Covenants. The Company represents, warrants and covenants that (a) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) the making and consummation of the Rights Offering and the execution, delivery and performance of all transactions contemplated thereby (including without limitation this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of incorporation or bylaws of the Company or any indenture, agreement or instrument to which either is a party or is bound, (c) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, binding obligation of the Company, enforceable against the Company in accordance with its terms, (d) the Rights Offering will comply in all material respects with all applicable requirements of law, and (e) to the best of their knowledge, there is no litigation pending or threatened as of the date hereof in connection with the Rights Offering.

16. Notices. All notices, demands and other communications given pursuant to the terms and provisions hereof shall be in writing, shall (except as provided for in Section 18 hereof) be deemed effective on the date of receipt, and may be sent by facsimile, overnight delivery services, or by certified or registered mail, return receipt requested to:

If to the Company:

Pro-Pharmaceuticals, Inc.

7 Wells Avenue

Newton, Massachusetts 02459

Telephone: (617) 559-0033

Facsimile: (617) 928-3450

Attn: Anthony Squeglia

with a copy to:

Jonathan Guest

Greenberg Traurig, LLP

One International Place

Boston, Massachusetts 02110

Telephone: (617) 310-6000

Facsimile: (617) 310-6001

If to Continental:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Telephone: (212) 845-3287

Facsimile: (212) 616-7616

Attn: Compliance Department

17. Specimen Signatures. Set forth in Exhibit 3 hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement. The Secretary of the Company shall, from time to time, certify to Continental the names and signatures of any other persons authorized to act for the Company, as the case may be, under this Agreement.

18. Instructions. Any instructions given to Continental orally, as permitted by any provision of this Agreement, shall, upon the request of Continental, be confirmed in writing by the Company (which for these purposes only may be undertaken by e-mail transmission) as soon as practicable. Continental shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section.

19. Fees. Whether or not any Certificates are surrendered to Continental, for its services as Subscription Agent hereunder, the Company shall pay to Continental a fee of Ten Thousand and no/100 Dollars ($10,000.00), together with reimbursement for reasonable out-of-pocket expenses. All amounts owed to Continental hereunder are due upon receipt of the invoice.

20. Force Majeure. Continental shall not be liable for any failure or delay arising out of conditions beyond its reasonable control including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, storms, electrical, mechanical, computer or communications facilities failures, acts of God or similar occurrences.

21. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of laws, rules or principles.

(b) No provision of this Agreement may be amended, modified or waived, except in writing signed by all of the parties hereto.

(c) Except as expressly set forth elsewhere in this Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed as provided in Section 16 to such other address as a party hereto shall notify the other parties in writing.

(d) In the event that any claim of inconsistency between this Agreement and the terms of the Rights Offering arise, as they may from time to time be amended, the terms of the Rights Offering shall control, except with respect to Continental’s duties, liabilities and rights, including without limitation compensation and indemnification, which shall be controlled by the terms of this Agreement.

(e) If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among the parties hereto to the full extent permitted by applicable law.

(f) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.

(g) This Agreement may not be assigned by any party without the prior written consent of all parties.

(h) Sections 12, 13, 14 and 19 hereof shall survive termination of this Agreement.

(i) This Agreement may be executed in counterparts, each of which, when taken together, shall constitute one and the same agreement, and each of which may be delivered by the parties by facsimile or other electronic transmission, which shall not impair the validity of such counterparts.

(Signature page follows)

Signature Page

to

Subscription Agent Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

PRO-PHARMACEUTICALS, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Subscription Agent

By:
Name:
Title:

Exhibit 1    Prospectus

Exhibit 2    Form of Subscription Rights Certificate

Exhibit 3    List of Authorized Representatives

Exhibit 1

to

Subscription Agent Agreement

Prospectus

Exhibit 2

to

Subscription Agent Agreement

Form of Subscription Rights Certificate

Exhibit 3

to

Subscription Agent Agreement

List of Authorized Representatives

Authorized Representative	Specimen Signature

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